                                                                    Exhibit 10.6

                          PURCHASE AND SALE AGREEMENT
                          ---------------------------


     This PURCHASE AND SALE AGREEMENT is made this___ day of November, 1996 between Nu Skin International, Inc., a corporation organized and existing under the laws of the State of Utah, U.S.A. (hereinafter "NSI"), and Nu Skin Hong Kong, Inc., a corporation organized and existing under the laws of the State of Utah, U.S.A. (hereinafter "NSHK"). NSI and NSHK shall hereinafter be collectively referred to as the "Parties."



                                   WITNESSETH
                                   ----------

WHEREAS, NSI owns the exclusive right to distribute Products and Sales Aids (each as hereinafter defined) in the countries of Japan, the Republic of Korea (Korea), the Republic of China (Taiwan) and Hong Kong (including Macau), (hereinafter the "AP Region"), which right it licenses to NSHK pursuant to a Regional Distribution Agreement dated October 1, 1993 and amended on July 12, 1994 (the "Existing Distribution Agreement"); and

WHEREAS, NSI also owns the exclusive right to distribute Products and Sales Aids in the countries of Thailand, the Philippines, Malaysia, the People's Republic of China (China), Indonesia, Vietnam and Singapore (hereinafter the "Extended AP Region"); and

WHEREAS, NSI is willing to sell, and NSHK is willing to purchase, said exclusive rights to distribute Products and Sales Aids in the Extended AP Region;

NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration, the Parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

     1.1 "Agreement" shall mean this Purchase and Sale Agreement between NSI and NSHK, as the same may be modified, amended or supplemented from time to time.

     1.2 "Amended and Restated Distribution Agreement" shall mean the Existing Distribution Agreement, as amended and restated to reflect the increase in territory for which NSHK is granted exclusive rights to distribute Products and Sales Aids to include the Extended AP Region and to incorporate such other matters to which the Parties may agree.

     1.3 "AP Region" shall have the meaning assigned thereto in the recitals to this Agreement.

     1.4 "Closing Date" shall mean such date as shall be mutually agreed upon by NSI and NSHK following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article III.

     1.5 "Existing Distribution Agreement" shall have the meaning assigned thereto in the recitals to this Agreement.

     1.6 "Extended AP Region" shall have the meaning assigned thereto in the recitals to this Agreement.

     1.7 "NSAP" shall mean Nu Skin Asia Pacific, Inc., a Delaware corporation and the sole stockholder of NSHK.

     1.8 "Products" shall mean those products, including without limitation, cosmetics, nutritional products, dietary supplements, vitamins, over-the-counter drugs, quasi-drugs, drugs and pharmaceutical products that are produced, manufactured or purchased by NSI for sale or resale, subject to unavailability due to local regulatory requirements.

     1.9 "Sales Aids" shall mean materials, in whatever form, designed, approved and produced by NSI to assist in the marketing of the Products.


                                   ARTICLE II

                               PURCHASE AND SALE
                               -----------------

     2.1 Grant of License. Upon the terms and subject to the conditions contained in this Agreement, on the Closing Date, NSI shall grant to NSHK, and NSHK shall accept from NSI, a license (the "License") to act as the exclusive distributor of products and Sales Aids in the Extended AP Region, on the terms and conditions, for the term and together with the associated rights and obligations as set forth in the Amended and Restated Distribution Agreement.

     2.2 License Price. NSHK hereby agrees to pay to NSI, and NSI agrees to accept as payment and consideration for the License, the amount of FIFTEEN MILLION DOLLARS ($15,000,000.00) (the "License Price").

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

     2.3 Scope of Sale. The Parties further understand and agree that by this grant and acceptance NSHK does not acquire any claim to, or interest in, NSI's network of independent distributors, distributor lists, sales compensation plan, copyrights, trademarks, associated know-how, or any other right or interest owned by NSI and/or which NSI licenses to NSHK, Nu Skin Japan Company, Limited, Nu Skin Taiwan, Inc. and Nu Skin Korea, Inc. under its Licensing and Sales Agreements and Trademark/Tradename License Agreement with such entities.

     2.4 Representations and Warranties of NSI. As an inducement to NSHK to enter into this Agreement, NSI hereby represents and warrants to NSHK that it has not granted, sold conveyed or otherwise transferred to any party any rights to distribute Products or Sales Aids in the Extended AP Region, except to NSHK as contemplated by this Agreement and the Amended and Restated Distribution Agreement. The representations and warranties of NSI contained in this Section
2.4 shall survive the termination of the Agreement.

     2.5 Limitations on Representations and Warranties. Nothing in this Agreement shall be construed as a representation or warranty by NSI as to the ability of NSHK to operate in or to otherwise exercise its rights under this Agreement or the Amended and Restated Distribution Agreement in any country in the Extended AP Region, pursuant to the laws, regulations and ordinances of such country.


                                  ARTICLE III

                             CONDITIONS TO CLOSING
                             ---------------------

     3.1 Conditions to Obligations of NSI. The obligation of NSI to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

          (a)  License Price.  NSHK shall have paid, or caused to be paid, the
               -------------
License Price.

          (b)  Amended and Restated Distribution Agreement.  NSHK shall have
               -------------------------------------------
     entered into the Amended and Restated Distribution Agreement with NSI, which shall be in form and substance satisfactory to NSI.

          (c)  Indemnification Agreement.  NSA shall have entered into a mutual
               -------------------------
     indemnification agreement with NSI, which shall be in form in substance satisfactory NSI.

     3.2 Conditions to Obligations of NSHK. The obligations of NSHK to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

          (a)  Representations and Warranties of NSI.  The representations and
               -------------------------------------
     warranties of NSI contained in Section 2.4 of this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date.

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

          (b)  Amended and Restated Distribution Agreement.  NSI shall have
               -------------------------------------------
     entered into the Amended and Restated Distribution Agreement with NSHK, which shall be in form and substance satisfactory to NSHK.

          (c)  Indemnification Agreement.  NSI shall have entered into a mutual
               -------------------------
     indemnification agreement with NSA, which shall be in form and substance satisfactory to NSHK.

          (d) Receipt for License Price.  NSHK shall have received a receipt
              -------------------------
     from NSI for payment of the License Price.


                                   ARTICLE IV

                                  TERMINATION
                                  -----------


          4.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by either NSI or NSHK if an initial public offering by NSA of shares of its Class A Common Stock shall not have occurred by December 31, 1996; or

          (b) by the mutual written consent of NSI and NSHK.

          4.2 Effects of Termination. In the event of termination of this Agreement as provided in Section 4.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Section 2.4 and Article V and (b) that nothing in this Section 4.2 shall relieve a Party from liability for any breach of this Agreement.

                                   ARTICLE V

                                CONFIDENTIALITY
                                ---------------

          All trade secrets, proprietary technology, know-how or other non-public or proprietary business or technical information owned or used by NSI or NSHK and supplied to or acquired by the other whether in oral or documentary form (the "Confidential Information") shall be supplied and acquired in confidence and shall be solely for the use of the receiving party pursuant to this Agreement and such party shall keep the Confidential Information confidential and shall not disclose the same, at any time during the term of this Agreement or after its termination, except to its employees and to affiliates and to their employees for the purposes of its business in accordance with this Agreement and except as may be required by law; provided that if the receiving party determines that a disclosure is required by law, the receiving party shall notify the disclosing party in order to give the disclosing party an opportunity to seek an injunction or otherwise attempt to keep the Confidential Information confidential. The receiving party shall, at the request of the disclosing party, destroy or return the Confidential Information without retaining copies if, as and when this Agreement is terminated or expires. For purposes of this Agreement, the term "Confidential Information" shall not include information or documents that (i) become generally available to the public other than as a result of a disclosure by the receiving party, (ii) was otherwise lawfully available to the receiving party, or (iii) was generated independently by the receiving party. The provisions of this Article shall survive termination of this Agreement.


                                   ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

          6.1 Assignment. This Agreement shall be binding on and inure to the benefit of the heirs, successors, assigns and beneficiaries of the Parties; provided that neither Party may assign this Agreement or any rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other Party's authorized representative. Any such attempted assignment, without the written consent provided herein, shall be void and unenforceable.

          6.2 Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered by hand, or if communicated by facsimile, cable or similar electronic means to the facsimile number or cable identification number as previously provided by each party to the other, at the time that receipt thereof has been confirmed by return electronic communication or signal that the message has been received, or if mailed, ten (10) days after dispatch by registered airmail, postage prepaid, from any post office addressed as follows:

               If to NSI:   Attn:  Chief Operating Officer
                                   Nu Skin International, Inc.
                                   75 West Center Street
                                   Provo, Utah  84601
                                   Facsimile No.: (801) 345-5999

               If to NSHK:  Attn:  Regional Legal Counsel
                                   Nu Skin Hong Kong, Inc.
                                   26th Floor, Windsor House
                                   311 Gloucester Road
                                   Causeway Bay, Hong Kong
                                   Facsimile No.:

          Either party may change its facsimile number, cable identification number or address by a notice given to the other party in the manner set forth above.

          6.3 Waiver and Delay. No waiver by either party of any breach or default in performance by the other party, and no failure, refusal or neglect of either party to exercise any right, power or option given to it hereunder or to insist upon strict compliance with or performance of the other party's obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by either party of its right at any time thereafter to require exact and strict compliance with the provisions thereof.

          6.4 Governing Law and Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, applicable to contracts made and to be wholly performed within such State. Any dispute arising out of this Agreement, if not resolved by mutual agreement of NSI and NSHK within 30 days after written notice of such dispute is given by NSHK or NSI, as the case may be, shall be resolved through arbitration with the Utah office and division of the American Arbitration Association ("AAA"). If the dispute is not resolved within such 30-day period, the Parties shall petition the AAA to promptly appoint a competent, disinterested person to act as such arbitrator. Within 30 days after the designation or appointment of such arbitrator, such arbitrator shall be required to commence the arbitration proceeding in the state of Utah at a time and place to be fixed by the arbitrator, who shall so notify NSI and NSHK. Such arbitration proceeding shall be conducted in accordance with the applicable rules and procedures of the AAA, and/or as otherwise may be agreed by NSI and NSHK. The decision of the arbitrator shall be final and binding upon NSI and NSHK and may be enforced in any court of competent jurisdiction. The expenses and costs of such arbitration shall be divided and borne equally by NSI and NSHK; provided, that each of NSI and NSHK shall pay all fees and expenses incurred by it in presenting or defending against such claim, right or cause of action.

          6.5 Integrated Contract. This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersedes all prior or contemporaneous negotiations, representations, agreements and understandings (both oral and written) of the Parties.

          6.6 Modifications and Amendments. No supplement, modification or amendment of this Agreement shall be binding unless it is in writing and executed by both of the Parties.

          6.7 Severability. To the extent that any provision of this Agreement is (or, in the opinion of counsel mutually acceptable to both parties, would be) prohibited, judicially invalidated or otherwise rendered unenforceable in any jurisdiction, such provision shall be deemed ineffective only to the extent of such prohibition, invalidation or unenforceability in that jurisdiction, and only within that jurisdiction. Any prohibited, judicially invalidated or unenforceable provision of this Agreement will not invalidate or render unenforceable any other

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

provision of this Agreement, nor will such provision of this Agreement be invalidated or rendered unenforceable in any other jurisdiction.

          6.8 Counterparts and Headings. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All headings and captions are inserted for convenience of reference only and shall not affect the meaning or interpretation of any provision hereof.

          6.9 Specific Performance. The parties acknowledge that it will be impossible to measure in money the damages to the parties of any failure to comply with any of the restrictions or obligations imposed by this Agreement, that every such restriction and obligation is material, an that in the event of any such failure, the parties will not have an adequate remedy at law or in damages. Therefore, each party consents to the issuance of an injunction or the enforcement of other equitable remedies against it at the suit of an aggrieved party, to compel performance of all the terms of this Agreement, and waives any defenses to an equitable remedy, including without limitation the defenses of failure of consideration, breach of any other provision of this Agreement, and availability of relief in damages.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their authorized representatives.


NU SKIN INTERNATIONAL, INC.         NU SKIN HONG KONG, INC.



- --------------------------          -----------------------
Name:                               Name:
Title:                              Title:


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